                                                                    EXHIBIT 99.1



                          TEKELEC ANNOUNCES Q4 RESULTS;
        ACHIEVES ORDERS OF $159.7 MILLION AND REVENUE OF $115.9 MILLION;
                     ANNOUNCES SBC AS NEW SIGNALING CUSTOMER


CALABASAS, CA (Feb 24, 2005)... Tekelec (Nasdaq: TKLC) today reported financial results for its fourth quarter and year ended December 31, 2004.

            Revenue for the fourth quarter of 2004 was $115.9 million, compared to $75.0 million in the fourth quarter of 2003. On a GAAP basis, Tekelec's net income was $13.3 million, or $0.18 per diluted share, for the fourth quarter of 2004, compared to net income of $7.3 million, or $0.11 per diluted share, in the fourth quarter of 2003. Fourth quarter 2004 net income includes a $3.8 million one-time, non-cash charge for the write-off of acquired in-process research and development related to the Steleus acquisition and a $20.3 million gain on Santera's warrants in Spatial Wireless common stock. Non-GAAP net income for the fourth quarter of 2004, which excludes the effects of acquisition-related amortization, the write-off of acquired in-process research and development, the restructuring charge related to our manufacturing move, and the gain recognized on Santera's warrants in Spatial Wireless common stock, was $11.9 million, or $0.17 per diluted share, compared to non-GAAP net income of $8.9 million, or $0.13 per diluted share, in the fourth quarter of 2003. Orders received in the fourth quarter for Tekelec products and services were $159.7 million, compared to $138.1 million in the fourth quarter in 2003.

            Revenue for the full year 2004 was $397.1 million compared to $263.7 million in 2003. GAAP net income for the full year 2004 was $37.6 million, compared to $18.5 million in 2003. Net income for 2004 includes $14.2 million in non-cash charges for the write-off of acquired in-process research and development related to the Taqua, VocalData, and Steleus acquisitions, a $9.9 million pre-tax gain on Tekelec's investment in Telica, a $2.2 million pre-tax gain on the settlement of the Catapult convertible notes, and a $20.3 million gain on Santera's warrants in Spatial Wireless common stock. Net income for

2003 includes a $2.9 million one-time, non-cash charge for the write-off of acquired in-process research and development related to the Santera acquisition and a $3.3 million gain on disposal of discontinued operations. Non-GAAP net income for 2004 was $44.3 million, or $0.64 per diluted share, compared to non-GAAP net income of $23.7 million, or $0.38 per diluted share, for 2003.

            Non-GAAP results for the full year 2004 exclude the effects of acquisition-related amortization, restructuring charges related to the manufacturing move, the write-offs of in-process research and development, the write-off of certain acquired intangibles as a result of our previously announced rebranding activities, the gain on Tekelec's investment in Telica, the gain on the settlement of the Catapult convertible notes, and the gain on Santera's warrants in Spatial Wireless common stock.

            Tekelec President and CEO Fred Lax commented, "As we recently announced, Tekelec has concluded its discussions with the SEC regarding the accounting for the acquisition of the Company's majority interest in its Santera subsidiary and the allocation of Santera's profits and losses between Tekelec and Santera's minority shareholders following the acquisition. The discussions resulted in no changes to the Company's prior accounting for the Santera acquisition, and Tekelec's previously issued financial statements are correct as previously reported.

            "I am pleased to report that Tekelec's performance in the fourth quarter was strong, with both revenue and earnings ahead of guidance. As we described in our earlier release, the $115.9 million of revenue this quarter is the highest in the history of the Company, increasing 9% sequentially and 54% year-over-year. The $159.7 million of orders generated during the quarter, a 16% increase year-over-year, is also the highest total in the history of the Company, surpassing the previous order record of $151 million achieved in Q3 `04. The book-to-bill ratio of approximately 1.4 indicates the continuing strength of Tekelec's business, with all Groups achieving a book-to-bill ratio above 1. For the full year, the order total of $520.1 million and revenues of $397.1 million represent a 54% order increase and 51% revenue increase over the 2003 totals, producing a 1.3 book-to-bill for the full year. These full year order, revenue, and book-to-bill ratios are all records for the Company. Finally, regarding global expansion, approximately 31% of sales during the quarter were from outside the U.S., demonstrating the progress we are making on our global expansion efforts.

            "Since we announced partial results a few weeks ago, I would like to highlight an important customer announcement reflecting our continued progress on our signaling solutions strategic initiative. We are delighted to announce a five-year contract with SBC Services to deploy Tekelec's Eagle 5 platform with LNP to upgrade the SBC signaling network. Over the next three to five years, approximately 20 Eagle systems will be activated in the SBC network. This is a significant customer win for Tekelec which highlights the ongoing growth opportunities for our signaling platform in the U.S. market and further confirms our ability to displace incumbent signaling providers."

GROUP REVENUE RESULTS

The year-over-year Group revenue results are as follows:


                                                 REVENUE ($ IN MILLIONS)
      GROUP                                      Q4 2004         Q4 2003
Switching Solutions                              $20.4            $5.7
Network Signaling                                $78.9            $55.8
Communications Software (1)                      $5.1             $4.2
IEX Contact Center                               $11.5            $9.3

(1) As a result of the Steleus acquisition, a new operating Group, Communications Software Solutions, was created in Q4 2004. This Group consists of the Steleus solutions and Tekelec's existing business intelligence applications and other network element independent solutions that were previously reported as part of the Network Signaling Group. The revenue related to these products was reclassified from the Network Signaling Group to the Communications Software Solutions Group for 2003 and 2004. The Communications Software Solutions Group revenue for Q4 2003 does not include any Steleus revenue.

                              Q1 FINANCIAL GUIDANCE

                              Q1 2005 GUIDANCE                Q1 2004 ACTUAL RESULTS
Total Revenues:         $114.0 million - $117.0 million            $78.9 million
GAAP Net Income         $0.07 - $0.09 per diluted share(1)    $0.09 per diluted share

----------

(1) For the 1st quarter of 2005, Tekelec expects expenses to include amortization of acquired intangibles and amortization of non-cash stock based deferred compensation of approximately $3.0 million, pre-tax.

Lax concluded, "The sequential revenue growth, strong book-to-bill ratio, on-going profitability and positive cash flow from operations achieved in the quarter demonstrate the traction we are gaining on our strategic objectives focused on signaling solutions, expanding our portfolio of value-added applications, developing our next-gen switching solutions, and prudently pursuing global expansion. As we look to 2005, we are confident that our approach of investing consistent with these strategic objectives has positioned us to take advantage of future growth opportunities."

ABOUT TEKELEC

Tekelec is a leading developer of now and next-generation switching and signaling telecommunications solutions, network performance management technology, and value-added applications. Tekelec's innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, CA. with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

NON-GAAP INFORMATION

            Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec excludes certain items such as amortization of acquired intangibles, discontinued operations, non-cash stock based compensation charges, and unusual, non-recurring charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing our prospects for the future and underlying trends in Tekelec's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

FORWARD-LOOKING STATEMENTS

Certain statements made in this news release are forward looking, reflect the Company's current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company's actual future performance will meet the Company's expectations. As discussed in the Company's 2003 Annual Report on Form 10-K and other filings with the SEC, the Company's future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company's current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company's products, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera,Taqua, Steleus, and VocalData's operations with those of the Company, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company's revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company's revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the timing of revenue recognition of multiple elements in an arrangement sold as part of a bundled solution, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company's marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

                                     TEKELEC
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                           THREE MONTHS ENDED            YEAR ENDED
                                                                             DECEMBER 31,                DECEMBER 31,
                                                                        2004            2003          2004          2003
                                                                      ----------------------------------------------------
                                                                            (thousands, except earnings per share data)
REVENUES                                                              $ 115,948      $  75,025     $ 397,072     $ 263,700
COSTS AND EXPENSES:
      Cost of goods sold                                                 32,429         14,688       101,451        58,697
      Amortization of purchased technology                                2,175          3,076         9,128        11,178
      Research and development                                           27,943         22,145        98,192        73,328
      Selling, general and administrative                                43,757         29,566       151,796       104,247
      Acquired in-process research and development                        3,800             --        14,200         2,900
      Amortization of intangibles                                           801            532         2,505         1,900
        Restructuring(1)                                                    339             --         1,666            --
                                                                      ---------      ---------     ---------     ---------
Income (Loss) from operations                                             4,704          5,018        18,134        11,450
      Interest and other income (expense), net                              309            954           461        (2,483)
        Gain on warrants in privately-held company                       20,321             --        20,321            --
        Gain on notes receivable                                             --             --         2,186            --
        Gain on investment in privately-held company                         --             --         9,869            --
                                                                      ---------      ---------     ---------     ---------
Income (Loss) from continuing operations before
provision for income taxes                                               25,334          5,972        50,971         8,967
      Provision for income taxes(2)                                       7,028          5,966        34,106        13,600
                                                                      ---------      ---------     ---------     ---------
Income (Loss) from continuing operations before
   minority interest                                                     18,306              6        16,865        (4,633)
Minority interest                                                        (5,004)         7,272        20,719        19,792
                                                                      ---------      ---------     ---------     ---------
      INCOME FROM CONTINUING OPERATIONS                                  13,302          7,278        37,584        15,159
                                                                      ---------      ---------     ---------     ---------
Gain on disposal of discontinued operation(3)                                --             --            --         3,293
         NET INCOME (LOSS)                                            $  13,302      $   7,278     $  37,584     $  18,452
                                                                      =========      =========     =========     =========
EARNINGS PER SHARE FROM CONTINUING OPERATIONS
      Basic                                                           $    0.21      $    0.12     $    0.60     $    0.25
      Diluted(4)                                                           0.18           0.11          0.55          0.24
                                                                      ---------      ---------     ---------     ---------
EARNINGS PER SHARE FROM GAIN ON DISPOSAL OF
     DISCONTINUED OPERATION
      Basic                                                           $      --      $      --     $      --     $    0.05
      Diluted(4)                                                             --             --            --          0.05
                                                                      ---------      ---------     ---------     ---------
EARNINGS PER SHARE
      Basic                                                           $    0.21      $    0.12     $    0.60     $    0.30
      Diluted(4)                                                           0.18           0.11          0.55          0.29
                                                                      ---------      ---------     ---------     ---------
EARNINGS PER SHARE WEIGHTED AVERAGE NUMBER of shares outstanding:
      Basic                                                              64,861         61,481        63,131        61,163
      Diluted(4)                                                         75,331         70,544        72,683        62,911

Notes to Condensed Consolidated Statements of Operations (000's):

(1) This amount represents restructuring costs related to the relocation of our manufacturing operations.

(2) For the three months and year ended December 31, 2004, Santera, a majority-owned company, is included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera due to the following:

- Santera's losses cannot be included on Tekelec's consolidated federal tax return because its ownership interest in Santera does not meet the threshold to consolidate under income tax rules and regulations.

- A full valuation allowance has been established on the income tax benefits generated by Santera as a result of Santera's historical operating losses.

(3) The sale of the Network Diagnostics Division in August 2002 resulted in a gain on the disposal of discontinued operation for the year ended December 31, 2003 and was due to the settlement of the final working capital adjustment in accordance with the asset purchase agreement.

(4) For the three months and year ended December 31, 2004 and the three months ended December 31, 2003, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581, $2,324, and $590, respectively, for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months and year ended December 31, 2004 and the three months ended December 31, 2003 includes 6,361 shares, respectively, related to the convertible debt using the "if-converted" method. For the year ended December 31, 2003, the results of the "if-converted" calculations are anti-dilutive and therefore excluded form earnings per share.

                                     TEKELEC
          NON-GAAP (1) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                             THREE MONTHS ENDED                   YEAR ENDED
                                                                DECEMBER 31,                     DECEMBER 31,
                                                           2004             2003            2004               2003
                                                        ------------------------------------------------------------
                                                                      (thousands, except per share data)
REVENUES                                                $ 115,948        $  75,025        $ 397,072        $ 263,700
COSTS AND EXPENSES:
      Cost of goods sold                                   32,620           14,931          102,247           59,349
      Research and development                             27,747           22,145           97,764           73,328
      Selling, general and administrative                  42,993           29,566          150,469          104,247
                                                        ---------        ---------        ---------        ---------
Income from operations                                     12,588            8,383           46,592           26,776
      Interest and other income (expense), net                309              954              461           (1,437)
                                                        ---------        ---------        ---------        ---------
Income before provision for income taxes                   12,897            9,337           47,053           25,339
      Provision for income taxes (2)                        8,294            6,523           33,421           17,089
                                                        ---------        ---------        ---------        ---------
Income before minority interest                             4,603            2,814           13,632            8,250
Minority interest                                           7,319            6,107           30,657           15,469
                                                        ---------        ---------        ---------        ---------
      NON-GAAP NET INCOME                               $  11,922        $   8,921        $  44,289        $  23,719
                                                        ---------        ---------        ---------        ---------
NON-GAAP EARNINGS PER SHARE
      Basic                                             $    0.18        $    0.15        $    0.70        $    0.39
      Diluted                                                0.17             0.13             0.64             0.38
                                                        =========        =========        =========        =========

Non-GAAP earnings per share weighted average number
  of shares outstanding:
      Basic                                                64,861           61,481           63,131           61,163
      Diluted                                              75,331(3)        70,544(4)        72,683(3)        62,911(4)

Notes to Non-GAAP Condensed Consolidated Statements of Operations (000's):

(1) The above Non-GAAP Statements of Operations exclude the effects of the following:

- For the three months and year ended December 31, 2004, restructuring costs related to the relocation of our manufacturing operations amounted to $339 and $1,666, respectively.

- For the three months and year ended December 31, 2004, amortization of deferred stock compensation related to stock options and restricted stock units granted amounted to $964 and $1,433, respectively.

- For three months and year ended December 31, 2004 the amortization of purchased technology and other intangibles related to the acquisitions of Santera, Taqua, VocalData and Steleus amounted to $2,781 and $10,827, respectively. The related income tax benefits for the three months and year ended December 31, 2004 were $818 and $2,340, respectively. For the three months and year ended December 31, 2004, the write-off of in-process research and development related to the acquisition of Steleus was $3,800. For the year ended December 31, 2004, the write-off of in-process research and development related to the acquisitions of Taqua and VocalData were $8,000 and $2,400, respectively.

- For the three months and year ended December 31, 2003, the amortization of purchased technology and other tangibles related to the acquisition of IEX and Santera amounted to $3,365 and $12,426, respectively. The related income tax benefits for the three months and year ended December 31, 2003 were $557 and $3,133, respectively. For the year ended December 31, 2003, the write-off of in-process research and development related to the acquisition of Santera was $2,900. The minority interest impact of the amortization and write-off for the three months and year ended December 31, 2003 was $1,165 and $4,323, respectively.

- For the three months and year ended December 31, 2004, a gain of $20,321 on Santera's warrants in Spatial Wireless common stock.

- For the year ended December 31, 2004, a gain of $2,186 on the settlement of our convertible notes receivable from Catapult.

- For the year ended December 31, 2004, a gain of $9,869 on the sale of our investment in Telica.

- For the year ended December 31, 2003 write-off of bond issuance costs of $1,046 related to the July 2003 retirement of the convertible debt issued in 1999.

- For the year ended December 31, 2003, the gain on disposal of discontinued operation of $3,293, net of income taxes, related to the sale of the Network Diagnostics Division.

(2) The above Non-GAAP Statements of Operations assume an effective income tax rate of 35% and 34% for the Tekelec business excluding Santera for the three months and year ended December 31, 2004 and 2003, respectively. There were no income tax benefits associated with the losses generated by Santera.


(3) For the three months and year ended December 31, 2004, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 and $2,324, respectively for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both the three months and year ended December 31, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method.

(4) For the three months ended December 31, 2003, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $590 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended December 31, 2003 includes 6,361 shares related to the convertible debt using the "if-converted" method.

                                     TEKELEC
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,     December 31,
                                                         2004            2003
                                                       (unaudited)
                                                       -------------------------
                                                              (thousands)
ASSETS
Current assets:
      Cash and cash equivalents                          $ 48,925     $ 45,261
      Short-term investments, at fair value               136,851       83,800
      Accounts receivable, net                            107,850       52,781
        Current portion of notes receivable ($17,300
        principal amount)                                      --       17,580
      Inventories                                          33,654       21,434
      Deferred income taxes, net                           29,307        4,958
      Prepaid expenses and other current assets            44,639       22,088
                                                         --------     --------
      Total current assets                                401,226      247,902
Long-term investments, at fair value                       93,622      210,298
Property and equipment, net                                30,617       22,172
Investments in privately-held companies                     7,322       17,322
Deferred income taxes                                      34,285        7,876
Other assets                                                6,757        6,342
Goodwill, net                                             130,174       68,903
Intangible assets, net                                     83,538       34,118
                                                         --------     --------
      Total assets                                       $787,541     $614,933
                                                         ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Current portion of deferred revenues              $ 92,182     $ 50,105
       Other current liabilities                           96,055       62,758
                                                         --------     --------
       Total current liabilities                          188,237      112,863
Long-term convertible debt                                125,000      125,000
Long-term portion of notes payable                             78        2,574
Long-term portion of deferred revenues                      2,187        3,687
Deferred income taxes                                      20,600          790
                                                         --------     --------
      Total liabilities                                   336,102      244,914
                                                         --------     --------
Minority interest                                          20,489       41,208
                                                         --------     --------
Total shareholders' equity                                430,950      328,811
                                                         --------     --------
      Total liabilities and shareholders' equity         $787,541     $614,933
                                                         ========     ========

                                     TEKELEC
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                                   (unaudited)

                                                                                 THREE MONTHS ENDED DECEMBER 31, 2004
                                                                         GAAP              ADJUSTMENTS          NON-GAAP
                                                                     --------------------------------------------------
                                                                                 (thousands, except per share data)
REVENUES                                                             $     115,948         $    --           $  115,948
COSTS AND EXPENSES:
      Cost of goods sold                                                    32,429            (579)(1)(2)        31,850

      Amortization of purchased technology                                   2,175          (1,405)(2)              770
                                                                     -------------         -------           ----------
            Total cost of sales                                             34,604          (1,984)              32,620
                                                                     -------------         -------           ----------
      GROSS PROFIT                                                          81,344  70.2%    1,984               83,328  71.9%
                                                                     -------------         -------           ----------

      Research and development                                              27,943            (196)(1)           27,747
      Selling, general and administrative                                   43,757            (764)(1)           42,993
        Acquired in-process research and development                         3,800          (3,800)(2)               --
      Amortization of intangibles                                              801             (801)(2)              --
        Restructuring                                                          339             (339)(3)              --
                                                                     -------------         -------           ----------
            Total operating expenses                                        76,640           (5,900)             70,740
                                                                     -------------         -------           ----------
Income (Loss) from operations                                                4,704            7,884              12,588
      Interest and other income (expense), net                                 309                --                309
        Gain on warrants in a privately-held company                        20,321           (20,321)(4)             --
                                                                     -------------         -------           ----------
Income (Loss) from continuing operations before
provision for income taxes                                                  25,334           (12,437)            12,897
      Provision for income taxes                                             7,028             1,266(5)           8,294
                                                                     -------------         -------           ----------
Income (Loss) from continuing operations before minority interest           18,306           (13,703)             4,603
Minority Interest                                                           (5,004)           12,323(6)           7,319
                                                                     -------------         -------           ----------
      NET INCOME (LOSS)                                              $      13,302         $  (1,380)         $  11,922
                                                                     =============         =========         ==========

Earnings per share
      Basic                                                          $        0.21                            $    0.18
      Diluted (7)                                                             0.18                                 0.17
                                                                     -------------         -------           ----------
Earnings per share weighted average number of shares outstanding:
      Basic                                                                 64,861                               64,861
      Diluted (7)                                                           75,331                               75,331
                                                                     =============         =========         ==========

(1) The adjustments represent the amortization of deferred stock compensation related to stock options and restricted stock units assumed or granted in 2004.

(2) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of Santera, Taqua, VocalData and Steleus and the write-off of acquired in-process research and development related to the acquisition of Steleus.

(3) The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(4) The adjustment represents a gain on Santera's warrants in Spatial Wireless common stock.

(5)     The adjustments represents the income tax effect of footnotes (1), (2),
        (3), and (4) in order to reflect our non- GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6) The adjustment represents the minority interest impact of footnote (2) and (4).

(7) For the three months ended December 31, 2004, the calculation of earnings per share includes for the purpose of calculation the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended December 31, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method.

                                     TEKELEC
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                                   (unaudited)

                                                                              THREE MONTHS ENDED DECEMBER 31, 2003
                                                                       GAAP                  ADJUSTMENTS          NON-GAAP
                                                                  --------------------------------------------------------
                                                                              (thousands, except per share data)
Revenues                                                           $     75,025           $         --         $    75,025
Costs and expenses:
      Cost of goods sold                                                 14,688                     --              14,688
      Amortization of purchased technology                                3,076                   (2,833)(1)           243
                                                                  -------------            -------------       -----------
            Total cost of sales                                          17,764                   (2,833)           14,931
                                                                  -------------            -------------       -----------
      Gross Profit                                                       57,261  76.3%             2,833            60,094  80.1%
                                                                  -------------            -------------       -----------
      Research and development                                           22,145                     --              22,145
      Selling, general and administrative                                29,566                     --              29,566
      Amortization of intangibles                                           532                   (532)(1)             --
                                                                  -------------            -------------       -----------
            Total operating expenses                                     52,243                   (532)             51,711
                                                                  -------------            -------------       -----------
Income from operations                                                    5,018                  3,365               8,383
      Interest and other income (expense), net                              954                     --                 954
                                                                  -------------            -------------       -----------
Income from continuing operations before
      provision for income taxes                                          5,972                  3,365               9,337
      Provision for income taxes                                          5,966                    557(2)            6,523
                                                                  -------------            -------------       -----------
Income from continuing operations before
     minority interest                                                        6                  2,808               2,814
Minority interest                                                         7,272                 (1,165)             6,107
                                                                  -------------            -------------       -----------
      Net income                                                   $      7,278           $      1,643               8,921
                                                                  =============            =============       ===========
EARNINGS PER SHARE:
      Basic                                                        $      0.12                                  $     0.15
      Diluted (4)                                                         0.11                                        0.13
                                                                  =============            =============       ===========
EARNINGS PER SHARE WEIGHTED AVERAGE NUMBER of shares outstanding:
      Basic                                                              61,481                                     61,481
      Diluted (4)                                                        70,544                                     70,544
                                                                  -------------            -------------       -----------

(1) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX and Santera.

(2) The adjustment represents the income tax effect of the adjustment of amortization of technology and other intangibles in order to reflect our non-GAAP effective tax rate at 34% for the Tekelec business, excluding Santera.

(3)    The adjustment represents the minority interest impact of (1).

(4) For the three months ended December 31, 2003, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $590 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended December 31, 2003 includes 6,361 shares related to the convertible debt using the "if-converted" method.

                                     TEKELEC
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                                   (unaudited)

                                                                                        YEAR ENDED DECEMBER 31, 2004
                                                                            GAAP               ADJUSTMENTS           NON-GAAP
                                                                                    (thousands, except per share data)
Revenues                                                             $     397,072           $        --         $    397,072
Costs and expenses:
      Cost of goods sold                                                   101,451                   (588)(1)(2)      100,863
      Amortization of purchased technology                                   9,128                 (7,744)(2)           1,384
                                                                     -------------           ------------         ------------
            Total cost of sales                                            110,579                 (8,332)            102,247
                                                                     -------------           ------------         ------------
      Gross profit                                                         286,493    72.2%         8,332             294,825  74.2%
                                                                     -------------           ------------         ------------
      Research and development                                              98,192                  (428)(1)           97,764
      Selling, general and administrative                                  151,796                (1,327)(1)          150,469
        Acquired in-process research and development                        14,200               (14,200)(2)             --
      Amortization of intangibles                                            2,505                (2,505)(2)             --
        Restructuring                                                        1,666                (1,666)(3)              --
                                                                     -------------           ------------         ------------
            Total operating expenses                                       268,359               (20,126)             248,233
                                                                     -------------           ------------         ------------
Income from operations                                                      18,134                28,458              46,592
      Interest and other income (expense), net                                 461                    --                 461
        Gain on warrants in privately-held company                          20,321               (20,321)(6)              --
        Gain on note receivable                                              2,186                (2,186)(4)              --
        Gain on investment in privately-held company                         9,869                (9,869)(5)              --
                                                                     -------------           ------------         ------------
Income from continuing operations before
provision for income taxes                                                  50,971                (3,918)              47,053
      Provision for income taxes                                            34,106                  (685)(7)           33,421
                                                                     -------------           ------------         ------------
Income (Loss) from continuing operations before minority interest           16,865                (3,233)              13,632
Minority Interest                                                           20,719                 9,938(8)            30,657
                                                                     -------------           ------------         ------------
        NET INCOME                                                   $      37,584                 6,705         $     44,289
                                                                     =============           ============        =============
EARNINGS PER SHARE
      Basic                                                          $       0.60                                $       0.70
      Diluted (9)                                                            0.55                                        0.64
                                                                     -------------           ------------         ------------
EARNINGS PER SHARE WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
      Basic                                                                 63,131                                     63,131
      Diluted (9)                                                           72,683                                     72,683
                                                                     =============           ============        =============

(1) The adjustments represent the amortization of deferred stock compensation related to stock options and restricted stock units assumed or granted in 2004.

(2) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX, Santera, Taqua, VocalData and Steleus and the write-off of in-process research and development related to the acquisition of Taqua, VocalData and Steleus.

(3) The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(4) The adjustment represents a gain on the settlement of our convertible notes receivable from Catapult.

(5) The adjustment represents a gain on the sale of our investment in Telica.

(6) The adjustment represents a gain on Santera's warrants in Spatial Wireless common stock.

(7)     The adjustments represents the income tax effects of footnotes (1), (2),
        (3), (4), (5) and (6) in order to reflect our non- GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(8) The adjustment represents the minority interest impact of footnote (2) and (6).

(9) For the year ended December 31, 2004, the calculation of earnings per share includes for the purpose of calculation the add-back to net income of $2,324 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the year ended December 31, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method.

                                     TEKELEC
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                                   (unaudited)

                                                                                     YEAR ENDED DECEMBER 31, 2003
                                                                      GAAP               ADJUSTMENTS         NON-GAAP
                                                                                          (thousands, except per share data)
REVENUES                                                       $     263,700          $           --        $     263,700
COSTS AND EXPENSES:
      Cost of goods sold                                              58,697                      --               58,697
      Amortization of purchased technology                            11,178                 (10,526) (1)             652
                                                               -------------          --------------        -------------
            Total cost of sales                                       69,875                 (10,526)              59,349
                                                               -------------          --------------        -------------
      GROSS PROFIT                                                   193,825  73.5%           10,526               204,351   77.5%
                                                               -------------          --------------        -------------
      Research and development                                        73,328                      --               73,328
      Selling, general and administrative                            104,247                      --              104,247
        Acquired in-process research and development                   2,900                  (2,900)  (1)             --
      Amortization of intangibles                                      1,900                  (1,900)  (1)             --
                                                               -------------          --------------        -------------
            Total operating expenses                                 182,375                  (4,800)             177,575
                                                               -------------          --------------        -------------
Income from operations                                                11,450                  15,326               26,776
      Interest and other income (expense), net                        (2,483)                  1,046   (2)         (1,437)
                                                               -------------          --------------        -------------
Income from continuing operations before
      provision for income taxes                                       8,967                  16,372               25,339
      Provision for income taxes                                      13,600                   3,489   (3)         17,089
                                                               -------------          --------------        -------------
Income (Loss) from continuing operations before
      minority interest                                               (4,633)                 12,883                8,250
Minority interest                                                     19,792                  (4,323) (4)          15,469
                                                               -------------          --------------        -------------
      INCOME FROM CONTINUING OPERATIONS                               15,159                   8,560               23,719
Gain on disposal of discontinued operation                             3,293                  (3,293) (5)             --
                                                               -------------          --------------        -------------
      NET INCOME                                               $      18,452          $        5,267        $      23,719
                                                               =============          ==============        =============
EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
      Basic                                                    $        0.25                                $        0.39
      Diluted                                                           0.24                                         0.38
                                                               -------------          --------------        -------------
EARNINGS PER SHARE FROM GAIN ON DISPOSAL OF
      DISCONTINUED OPERATION:
      Basic                                                    $        0.05                                $          --
      Diluted                                                           0.05                                           --
                                                               -------------          --------------        -------------
EARNINGS PER SHARE:
      Basic                                                    $        0.30                                $        0.39
      Diluted                                                           0.29                                         0.38
                                                               =============          ==============        =============
EARNINGS PER SHARE WEIGHTED AVERAGE NUMBER
      OF SHARES OUTSTANDING:
      Basic                                                           61,163                                       61,163
      Diluted                                                         62,911                                       62,911
                                                               -------------          --------------        -------------

(1) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX and Santera and the related income tax benefit and the write-off of in-process research and development related to the acquisition of Santera.

(2) The adjustment represents the write-off of unamortized bond issuance costs of $1,046 related to the July 2003 retirement of the convertible debt issued in 1999.

(3)     The adjustment represents the income tax effects of footnotes (1) and
        (2) in order to reflect our non-GAAP effective tax rate at 34% for the Tekelec business, excluding Santera.

(4)     The adjustment represents minority interest impact of footnote (1).

(5) The adjustment represents the gain on the sale of the Network Diagnostics Division and was due to the settlement of the final working capital adjustment in accordance with the asset purchase agreement.